STOCK PURCHASE AGREEMENT

                                  by and among


                          COMMAND SECURITY CORPORATION
                             a New York corporation


                                       and


                        BROWN SECURITY INDUSTRIES, INC.;
                            a California corporation
                                       and
          RODGERS POLICE PATROL, INC./STRATEGIC SECURITY SERVICES, INC.
               EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST AGREEMENT


                               _____________, 2007



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                            STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement (the "Agreement") is made and adopted as of the ___ day of March, 2007 by and among Command Security Corporation, a New York corporation, (the "Acquiring Corporation"), Brown Security Industries, Inc., a California Corporation, ("BSI"), and Hal Brown and Marc Brown, individually and as the Trustees of the Rodgers Police Patrol, Inc./Strategic Security Services, Inc. Employee Stock Ownership Plan and Trust Agreement originally effective July 1, 1998, as amended ("ESOP" or "Plan") (Hal Brown and Marc Brown, individually and as Trustees jointly and severally, hereinafter referred to as ("Trustees").

                              PRELIMINARY STATEMENT

          WHEREAS, the Plan owns a minority interest of the issued and outstanding shares of the capital stock of BSI (collectively, the "Stock").

          WHEREAS, One Hundred Percent (100%) of the shares of stock of Rodgers Police Patrol, Inc., a California corporation, ("RPP") and Strategic Security Services, Inc., a California corporation, ("SSS") is owned by BSI;

          WHEREAS, the business of RPP and SSS is the provision of armed and unarmed uniformed security guard services and motorized patrol services, with existing operations in California. ("Business");

          WHEREAS, the Plan seeks to sell the Stock to the Acquiring Corporation and the Acquiring Corporation seeks to purchase the Stock;

          NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


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1.   PURCHASE OF SHARES.

     1.1. Shares
          ------

          (a) Subject to and upon the terms and conditions of this Agreement, at the closing of the transaction contemplated by this Agreement (the "Closing"), the Trustees and the Plan shall transfer, convey, assign and deliver to the Acquiring Corporation, free and clear of all liens, and the Acquiring Corporation shall, acquire and accept from the Trustees and the Plan, all of the outstanding Shares of BSI, as set forth on Schedule I attached hereto.

          (b) At the Closing the Trustees and the Plan shall deliver to the Acquiring Corporation certificates evidencing the Shares duly endorsed in blank or with stock powers duly executed by the Trustees and the Plan, along with the Corporate Books which shall contain, including but without limitation, the Certificate of Incorporation, By-Laws, Share Register, original or copies for all issued and un-issued shares, copies of warrants for shares in the company, if any, most recent Statement of Information, minutes of the most recent Board meeting, and Resolution authorizing Plan to enter into this Stock Purchase Agreement, Resignation of all of the Directors (except as may be required by law to maintain necessary licenses) and copies of all licenses held by BSI or necessary for the operation of the Companies.

     1.2  Assets
          ------

          (a) It is the intention of the parties that subject to and upon the terms and conditions of this Agreement together with the terms and conditions set forth in a certain agreement entered into by and among the Acquiring Corporation, BSI, Marc Brown and Hal Brown (the "Merger Agreement"), at the Closing (as defined), the Trustees and the Plan shall transfer, convey, assign and deliver to the Acquiring Corporation, all shares in BSI, and that at such time the Merging Corporation shall own all of the outstanding shares of each of RPP and SSS, and the Merging Corporation, RPP and SSS (collectively the "Companies") shall own, rent or lease all of the assets as set forth in various schedules attached hereto ("Assets") (except for excluded assets as set forth in Schedule II) free and clear of all liens, claims and encumbrances, other than Permitted Liens (as defined).

          (b) Included in the Assets are all of the customer accounts, and all contracts and agreements, information related to customer accounts, and any and all other documentation and/or agreement for the rendition of uniformed security guard services, and/or any other product and/or service provided by each of the Companies relating to such accounts, and all bids, quotations and service orders relating to the accounts, as set forth herein and the various schedules attached hereto (hereinafter referred to as the "Accounts"), which Trustees and Plan warrants contain a true and accurate statement of such Accounts. Any contract maintained or services performed by the Companies, which Plan claims are retained by any related entity, shall be clearly disclosed in Schedule III, or such shall be deemed to be an Asset of BSI.


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          (c) The rights to the name "Brown Security Industries", "Rodgers
Police Patrol" and "Strategic Security Services" and all variations thereof and all service marks, trademark, service and trademark registrations and applications, trade-names, logos, copyrights, other licenses thereof, know-how, trade secrets, list of past performance standards, catalogues, recorded knowledge, business plans, advertising materials, scheduling and service methods including software and manuals, sales and service manuals and/or any other proprietary, confidential or similar provisions related to the operation of the business shall be deemed to be Assets of BSI.

          (d) All of the rights and obligations under the Lease Agreements (as defined) for the office premises, office equipment, employee equipment, vehicles and uniforms utilized by the Companies shall be included as Assets of BSI.

          (e) Pending the Closing, all of the properties set forth in paragraphs
(b), (c) and (d) above shall remain the exclusive property of BSI, RPP and/or SSS. Both the Acquiring Corporation disclaim and quitclaim any interest therein. Any confidential information received by the Acquiring Corporation shall be kept confidential and treated as trade secrets of BSI, RPP and/or SSS by both the Acquiring Corporation until the Closing, or in the event the Closing does not take place, then forever.

2.   SHARES AND CASH EXCHANGED.

     2.1  Consideration.
          --------------

          In exchange for the transfer of all of the Shares from the Plan to Acquiring Corporation, the Acquiring Corporation shall transfer to the Plan (y) cash in the amount of NINE HUNDRED THOUSAND DOLLARS and, (z) thirty (30%) percent of the Tangible Net Worth as defined in Section 3.2. ("Total Consideration").

     2.2  Transfer of Consideration.
          --------------------------

          One hundred percent of the consideration for the ESOP Shares shall be paid in cash on the last day of the thirteenth month following the Closing. The cash consideration shall be held in escrow by the Escrow Agent pursuant to an Escrow Agreement in the form set forth in Exhibit 2.2. Any interest accrued on the cash consideration during the Escrow Period shall be paid to the ESOP in such proportion and at such time and with such offsets as is the principal.

          Not less than five (5) business days prior to the Closing Date, the Trustees shall deliver to the Acquiring Corporation a certificate (the "Tangible Net Worth Certificate") signed by an authorized officer of each of the Companies setting forth the Companies' good faith estimate of the amount of Companies' Tangible Net Worth (as defined below) on the Closing Date (the "Estimated Tangible Net Worth"). The Companies BSI shall produce such good faith estimate in consultation with Acquiring Corporation and shall provide Acquiring Corporation with such supporting


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documentation for such estimate as Acquiring Corporation shall reasonably request. In the event Acquiring Corporation disagrees with the Estimated Tangible Net Worth it shall give the BSI written notice of such disagreement and BSI and Acquiring Corporation shall negotiate in good faith to resolve such dispute. In the event such dispute is not resolved prior to the Closing Date, the Acquiring Corporation and the Trustees and Plan may terminate this Agreement and the parties will have the rights set forth in Section 14 of this Agreement.

          (a) For purposes of this Agreement, "Tangible Net Worth" shall mean the difference between the Assets and the Liabilities.

          (b) "Assets" shall mean, all of BSI's assets (other than Excluded Assets set forth on Schedule II and Operating Assets set forth on Schedule ___) as determined in accordance with GAAP applied consistently with the accounting methods BSI used to determine the Estimated Tangible Net Worth.

          (c) "Liabilities" shall mean, all of the Companies' disclosed and recorded liabilities (both current and long term) as determined in accordance with GAAP applied consistently with the accounting methods the Companies used to determine the Estimated Tangible Net Worth.

4.   POST CLOSING ADJUSTMENTS AND PAYMENTS.

     4.1  Adjustment for Tangible Net Worth.

          (a) No later than sixty (60) days after the Closing Date, the Acquiring Corporation will prepare and deliver to the Trustees a final statement (the "Final Statement") setting forth the actual amount of the Companies' Tangible Net Worth as of the Closing Date (the "Actual Tangible Net Worth") and a calculation of any difference between Estimated Tangible Net Worth and the Actual Tangible Net Worth. Such Final Statement shall be prepared in accordance with GAAP applied consistently with the accounting methods the Companies used to determine the Estimated Tangible Net Worth. The final Tangible Net Worth calculation shall include any audit adjustments for unrecorded liabilities.

          (b) Dispute of Amount of Actual Tangible Net Worth.
              (i) In the event the Trustees ("Objecting Party") objects to the amounts shown on the Final Statement, the Objecting Party shall notify the Acquiring Corporation in writing of such objection within two (2) weeks following the actual receipt thereof by the Objecting Party, stating in such written objection ("Written Objection") the reasons therefore and setting forth the Objecting Party's calculation of the Actual Tangible Net Worth.
              (ii) Upon receipt by the Acquiring Corporation of such written objection, the Acquiring Corporation and the Objecting Party shall attempt to resolve the disagreement through negotiation.


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              (iii) If the Acquiring Corporation and the Objecting Party cannot resolve such disagreement within twenty (20) days following the end of the foregoing two (2) week period, the Acquiring Corporation and the Objecting Party shall submit the matter for resolution to a mutually agreeable nationally recognized independent firm of certified public accountants not affiliated with either the Acquiring Corporation or the Objecting Party and which did not have any responsibility for or involvement in the original calculation of either the Actual Tangible Net Worth or the Estimated Tangible Net Worth. Such accounting firm shall deliver a statement (the "Accounting Statement") setting forth its own calculation of the Actual Tangible Net Worth and the difference between the Actual Tangible Net Worth and the Estimated Tangible Net Worth within thirty
(30) days of the submission of the matter to such firm (which calculation, absent manifest error, shall be binding and conclusive on the parties and not subject to appeal).

              (iv) If the difference between the Actual Tangible Net Worth as shown in the Accounting Statement and in the Final Statement is less than the difference between the Actual Tangible Net Worth as shown in the Accounting Statement and in the Written Objection, the fees and expenses of such independent accounting firm will be borne by the Acquiring Corporation, otherwise the fees and expenses of such independent accounting firm will be borne by the Objecting Party.

          (c) Either within three (3) weeks following the delivery of such Final Statement, if there was no Written Objection, or within five (5) days of the delivery of the Accounting Statement, if there was a Written Objection, the Acquiring Corporation or the Escrow Agent, as the case may be, shall pay to the other thirty (30%) percent of the difference between the Actual Tangible Net Worth, set forth on the Accounting Statement if there was a Written Objection or set forth in the Final Statement if there was no Written Objection, and the Estimated Tangible Net Worth, with said amount paid in cash within seven (7) calendar days following final determination and the amounts of Escrowed Cash Consideration shall be adjusted accordingly.

     4.2  Account Retention and Revenue Guarantee Adjustments.
     (a)  Definitions:
          i. "Accounts" shall be defined as the accounts listed on schedule VI.
          ii. "Average Revenue" shall be defined as:
              (A) for a Credited Lost Account, the average monthly revenue for that Credited Lost Account during the period that it was serviced by the Acquiring Corporation;
              (B) for a Lost Account, the Revenue from that Account billed during the seventh through twelfth full calendar months following the Closing, divided by a factor of twelve (12); notwithstanding the foregoing the average revenue for an Account lost in the first sixth months shall be zero;
              (C) for an Other Account, the Revenue from that Account billed during the first through twelfth full calendar months following the Closing, divided by a factor of twelve (12);


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              (D) for Replacement Account, the Revenue from that Replacement
          Account billed during the Revenue Guarantee Period, divided by a factor of twelve (12); and
              (E) for a Permanent Account, the Revenue from that Account billed during the first through twelfth full calendar months following the Closing, divided by a factor of twelve (12).
          iii. "Combined Account Consideration" shall be defined as $9000,000.
          iv. "Combined Account Revenue Goal" shall be defined as $11,000,000.00 per annum or $916,666.67 per month.
          v. "Credited Lost Account" shall be defined as a Lost Account cancelled, in whole or in part, of an account as a result of:
              (A) The poor performance of services by the Acquiring
          Corporation, the Acquiring Corporation, or any subsidiary thereof;
              (B) Increases in billing rates not otherwise permitted under the BSI's, RPP's, or SSS's customer contracts;
              (C) Actions taken by the Acquiring Corporation, the Acquiring Corporation, or any subsidiary thereof without the concurrence of Marc Brown; or
               (D) The expiration of a customer contract, unless a timely bid upon the same terms as were in the expiring customer contract, or such other terms as are approved by Marc Brown, is submitted to the customer for renewal of the customer contract.
          vi. "Lost Account" shall be defined as an Account that is not serviced by the Acquiring Corporation for twelve months following the Closing.
          vii. "Other Accounts" are accounts serviced by the Acquiring Corporation at some time during the twelve months following the Closing, but which are not Lost Accounts, Permanent Accounts or Replacement Business.
          viii. "Permanent Account" shall be defined as an Account serviced by the Acquiring Corporation for twelve months following the Closing.
          ix. "Replacement Account" is any account sold anywhere in the United States through the efforts of Marc Brown and/or other existing employees of the Companies who remain as employees of the Acquiring Corporation, with other existing and future employees or agents of the Acquiring Corporation,
     (i) during the twelve month period following the Closing or (ii) during the ninety (90) days following the loss of an Account or Accounts to replace such lost business, whichever period is longer. Notwithstanding the foregoing, Replacement Account specifically includes without limitation all potential accounts listed on Schedule VIII. Notwithstanding the foregoing, all Replacement Business must be serviced by the Acquiring Corporation for twelve months to be deemed a Replacement Account (the "Replacement Guarantee Period").
          x. "Revenue" for an account is the gross revenue, less taxes and pass throughs.
          xi. "Revised Consideration" shall be defined as the product of the calculation set forth in section 4.2(b)


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     (b)  The Combined Account Consideration will be reduced by 3.27 times
Thirty Percent (30%) of the greater of (i) the Permanent Business Shortfall, or
(ii) the Total Business Shortfall, both calculated as of the end of the twelfth month subsequent to the Closing, but giving effect to any Replacement Guarantee Period for Replacement Business. For the purposes of this section 4.2(b):
              i. "Permanent Business Shortfall" shall be defined as an amount, but not less than zero, equal to:
                   (A) Ninety-Five Percent (95%) of the Combined Account
              Revenue Goal stated monthly; less
                   (B) The total of the Average Revenue for all Credited Lost
              Accounts, Lost Accounts, Replacement Accounts and Permanent Accounts.
              ii. "Total Business Shortfall" shall be defined as an amount, but not less than zero, equal to:
                   (A) The Combined Account Revenue Goal; less
                   (B) The total of the Average Revenue for all Credited Lost
              Accounts, Lost Accounts, Other Accounts, Replacement Accounts and Permanent Accounts.

     (c) Any consideration due pursuant to subsection 4.2 (b) shall occur after the completion of the Replacement Guarantee Period.

     (d)  In the event any adjustment must be made in accordance with this section 4.2, the payment shall be made by the Escrow Agent within seven (7) calendar days following final determination by adjustment of the amount of the cash deposited in escrow.

     (e) Any Purchase Price reduction pursuant to Section 4.2 shall first be made to the Second Deferred Payment. In the event the reduction is likely to exceed the amount of the Second Deferred Payment (i.e. the reduction to the Combined Account Consideration would be reduced by more than 50% of the amounts held in escrow as a result of accounts lost prior to the six month anniversary of the Closing) in the Acquiring Corporation's reasonable good faith opinion,, the difference may be reduced from the First Deferred Payment, in accordance with Section 4.2(d).

     (f) Any Purchase Price exceeding the amounts due the Trustees shall be due, jointly and severally, immediately upon demand.

     4.3  Payment of Adjustments.
          ----------------------

     Any Purchase Price reduction pursuant to Section 4.2 shall first be made to the Second Deferred Payment. In the event the reduction is likely (for consideration, at a minimum revenues from accounts lost prior to the six month anniversary of the Closing would have to result in a shortfall minimally exceeding 50% of Closing Monthly Revenues) in Transferee's reasonable good faith opinion to exceed the amount of the


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Second Deferred Payment, the difference may be reduced from the First Deferred
Payment.

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5.   PLACE OF CLOSING; CLOSING DATE

          Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of the Companies no later than April 2, 2007, or, in the event that all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) have not been satisfied or waived as of such date, on such other date as the parties may agree, but in no event later than three (3) business days after all such conditions have been satisfied or waived (the "Closing Date"). The actual time of Closing shall be such time of day on the Closing Date as is set forth on a certificate executed on the Closing Date by each of the Acquiring Corporation and Trustees (the "Effective Closing Time Certificate"). Notwithstanding the above, the parties may mutually agree to Close by exchanging Closing Documents by facsimile or electronically.

6.   CLOSING DELIVERABLES:

     6.1  Stock and Other Documentation:
          ------------------------------

          (a) The Trustees and Plan shall deliver or cause to be delivered to the Acquiring Corporation:

              (i) Good and sufficient instruments of transfer transferring to the Acquiring Corporation all of each of the Plan and Plan Participants' (as defined in the Plan) right, title and interest in the Stock and such instruments of transfer (A) shall be in the form which is usual and customary, (B) shall be in form and substance reasonably satisfactory to the Acquiring Corporation and its counsel, (C) shall effectively vest in the Acquiring Corporation good title to all of the Plan Participants right, title and interest in the Stock free and clear of all mortgages, pledges, security interests, charges, taxes, liens, restrictions and encumbrances of any kind (collectively, "Liens"), except for Permitted Liens (as defined below);
              (ii) Trustee's certificate certifying:
                   (A) Each of the Companies' Articles of Incorporation
              ("Articles of Incorporation"); and
                   (B) Each of the Companies' Bylaws ("Bylaws");
              (vi) The Tangible Net Worth Certificate;
              (vii) In accordance with Section 7.2 below, the Required Consents (as defined in Section 7.2 below);
               (xiii) The Escrow Agreement;
          (i) Resolution of the Committee (as defined in the Plan) authorizing the Trustees to execute this Agreement and the Ancillary Agreements and to


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take such action as may be necessary or reasonably requested by Acquiring
Corporation to complete and conclude the transaction contemplated by this Agreement;
              (ii) An opinion of ESOP counsel substantially in the form of
          Exhibit 6.1(b)(ii) hereto;
              (iii) Such other documentation as may be reasonably requested by the Acquiring Corporation in connection with the consummation of the transactions contemplated by the Agreement.

          (c) Acquiring Corporation shall deliver to the Trustees on behalf of the Plan and Plan Participants, as applicable:
              (i) The portion of the Consideration due on the Closing Date in accordance with Section 2.2;
              (ii) A receipt from the Escrow Agent for the Escrowed Cash Consideration;
              (iii) An officer's certificate certifying (A) the Acquiring Corporation's certificate of incorporation, and (B) the resolutions adopted by the Board of Directors of the Acquiring Corporation approving the transactions contemplated herein;
              (iv) A certificate of good standing issued by the secretary of state of the state of New York;
              (v) The Escrow Agreement;
              (vi) The Effective Closing Time Certificate; and
              (vii) Such other documentation as may be reasonably requested by the Company in connection with the consummation of the transactions contemplated by this Agreement.

     6.2 Delivery of Contracts and Records. As a condition to Closing, the Trustees shall deliver or cause to be delivered to the Acquiring Corporation all Required Consents necessary to effect the transfer of such Contracts to the Acquiring Corporation, and no such Required Consents shall impose any burdensome conditions or requirements on the Acquiring Corporation. The Trustees shall also deliver to the Acquiring Corporation at the Closing, all of the Companies' corporate and business records, books and other data relating to the assets, business and operations of the Business, to the extent the same constitute part of the Assets. For a period of seven (7) years following the Closing Date, neither party shall destroy any business records, books or data in its possession without first giving notice to the other party of its intention to destroy such records, books or data and allowing such other party an opportunity to obtain or copy such records, books or data. Each party shall afford the other reasonable access to such records, books and data upon request.

     6.3 Further Assurances. Each party hereto agrees, from time to time after the Closing and at the reasonable request of the other party, and without further consideration, to (a) execute and deliver further instruments of transfer, assumption and assignment (in addition to those delivered under Sections 6(a), 6(b) and 6(c) and take such other actions as the other party may reasonably require to more effectively transfer, assign to and vest in, the Acquiring Corporation the Stock and Assets; and (b) cooperate


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with and provide assistance to the other party in transferring possession of the
Assets to the Acquiring Corporation.

     6.4 Procedures for Assets not Transferable. If any of the contracts or agreements or any other property or rights included in the Assets is not assignable or transferable either by virtue of the provisions thereof or under applicable law without the consent of some party or parties and any such consent is not obtained prior to the Closing, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer thereof and, unless otherwise agreed between the Acquiring Corporation and the BSI Shareholders with respect to any such contract, the Trustees shall use commercially reasonable efforts to obtain any such consent as soon as possible after the Closing and the Acquiring Corporation shall use all commercially reasonable efforts to assist in that endeavor. In the event any of the Companies and a third party continues to be parties to an agreement after the Closing as a result of a consent not having been obtained, the Acquiring Corporation and/or its subsidiaries shall perform under such agreement if it receives the benefits thereof.

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8.   REPRESENTATION AND WARRANTIES OF THE TRUSTEES

     In order to induce the Acquiring Corporation to enter into this Agreement, the Trustees make the following representations and warranties to the Acquiring
Corporation:

     8.1 Non-Contravention. Provided that from the Closing Date, the Acquiring Corporation and/or the Acquiring Corporation sponsors and maintains the Plan, the execution, delivery and performance by the Trustees of this Agreement and each of the other agreements, documents and instruments to be executed and delivered by the Trustees as contemplated hereby and the issuance and delivery thereof, do not and will not: (a) violate, conflict with, or result in a default (whether after the giving of notice, lapse of time or both) or loss of benefit under, any contract or obligation to which the Trustees and/or the ESOP is a party or by which any of their assets are bound, or any provision of the ESOP;
(b) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the ESOP or Trustees;
(c) except as set forth in Schedule XXX, require the ESOP or the Trustees to provide any notice to, make any declaration or filing with, or obtain the consent or approval of, any governmental authority or any other third party (collectively, the "ESOP Required Consents"); or (d) accelerate any obligation under or give rise to a right of termination of or result in a loss of benefit under any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the ESOP is a party or by which any of its assets are bound or affected, or result in the creation or imposition of any Lien.


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     8.2  Capitalization; Ownership of Stock.
          -----------------------------------

          (a) The total authorized capital stock and par value of each of the Companies Stock owned by each Participant in the ESOP is set forth on Schedule XXXI (collectively, the "ESOP Stock"). All of the issued and outstanding shares of ESOP Stock are owned beneficially and of record as set forth on Schedule XXXI, free and clear of any Liens. All of the issued and outstanding shares of ESOP Stock are duly and validly issued, fully paid and nonassessable. All of the shares of ESOP Stock were issued in compliance with all applicable securities laws. There are no outstanding subscriptions, options, warrants, commitments, preemptive rights, rights of first refusal, agreements, arrangements or commitments of any kind or nature for or relating to the issuance, sale, registration or voting of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of the Companies.

     8.3 Tax and Reporting ESOP Matters. The ESOP has timely, properly, accurately and completely filed all federal, state, local and foreign tax returns and any and all other reports ("Reports") required to be filed under federal or state law including ERISA through the date hereof and has paid or caused to be paid all Taxes, required to be paid by it through the date hereof whether disputed or not, except Taxes which have not yet become due. All Taxes and other assessments and levies which the Companies were or are required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. The Companies have delivered to the Acquiring Corporation correct and complete copies of all annual tax returns, examination reports, and statements of deficiencies filed by, assessed against, or agreed to by, the ESOP since 2001. Except for an audit of the ESOP by the IRS/DOL that resulted in a "no change", the ESOP has never received notice of any audit or any proposed deficiencies from the Internal Revenue Service (the "IRS") or the United States Department of Labor ("DOL") or any other authority. There are in effect no waivers of applicable statutes of limitations with respect to any Taxes or Reports due or owed by the ESOP for any year. Neither the IRS, DOL nor any other authority is now asserting or, to the knowledge of the Trustees, threatening to assert against the ESOP or the Trustees any failure to deliver Reports, or deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith in respect of the income of the ESOP. For purposes of this Agreement "Taxes" shall mean (i) any federal, state, local or foreign net income, gross income, gross receipts, premium, windfall profit, severance, real property, personal property, production, sales, use, license, excise, franchise, employment, payroll, withholding, social security (or similar), unemployment, occupation, capital stock, profits, disability, registration, estimated, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority, whether disputed or not.

     8.4 Promissory Notes/Loans. Except as set forth in Schedule XXXII (with true and correct copies heretofore delivered to the Acquiring Corporation), the ESOP is not a party or subject to or bound by or the beneficiary of any indenture, mortgage, promissory


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


note, loan agreement, guaranty or other agreement or commitment for borrowing or any pledge or security arrangement.

     8.5 Compliance with Laws. The ESOP is currently and has heretofore been in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations and has made, in a timely manner, all applicable regulatory filings (collectively, the "Filings"). Schedule XXXIII sets forth a complete and correct list of all such Filings. Since January 1, 2002, no Trustee or members of the Committee (as defined in the Plan) has been convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining it or her from, or otherwise imposing limits or conditions on its or her engaging in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; (iv) been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "Commission") or the Commodity Futures Trading Commission or similar state agency to have violated any federal or state commodities, securities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated; or (v) taken any action, been a party to or subject to any proceeding or been otherwise involved in any matter which, if the ESOP were to file a registration statement on Form S-1 with the Commission on the date hereof, would be required to be disclosed pursuant to Item 401(f) or Item 401(g) of Regulation S-K.

     8.6 Corporate Records. The records, books and reports of the ESOP accurately record in all material respects all action taken by its Trustees, committee and Participants. The copies of the ESOP records provided to the Acquiring Corporation for review are true and complete copies of the originals of such documents.

     8.7 Prohibited Transaction. Based upon the knowledge and belief of the Trustees after due investigation, the entire transaction as contemplated herein does not involve a prohibited transaction (as defined under the IRC and/or ERISA and shall not constitute a prohibited transaction at or subsequent to the Closing.

     8.8 Termination of the ESOP. The ESOP shall be solely responsible for all Non-Settlor direct and indirect costs associated with the termination, wind down and dissolution of the ESOP, subject to guidelines issued by the Department of Labor. BSI or, in the event of the dissolution of BSI by Command, Command shall be responsible for the timely payment of all costs of administration and/or termination of the ESOP which the ESOP Trust is prevented from paying due to legal restrictions.

     8.9 Disclosure. The representations and warranties made or contained in this Agreement, the schedules and exhibits hereto and the certificates and statements executed or delivered in connection herewith, and the information concerning the ESOP delivered to the Acquiring Corporation in connection with or pursuant to this Agreement when taken together, do not and shall not contain any untrue statement of a material fact and do


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


not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or other material not misleading in light of the circumstances in which they were made or delivered.

     8.10 Representation by Counsel. The ESOP and Trustees have been represented by legal counsel in connection with the transactions contemplated hereby.

9.   REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING CORPORATION

     In order to induce the Trustees and Plan to enter into this Agreement, the Acquiring Corporation and makes the following representations and warranties to the Trustees and Plan:

     9.1 Organization and Corporate Power. The Acquiring Corporation is a corporation duly organized, validly existing and in good standing under the laws of California. The Acquiring Corporation has all requisite power and authority to own or lease its properties, to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby.

     9.2 Authorization. The execution, delivery and performance by the Acquiring Corporation of this Agreement and all other agreements, documents and instruments to be executed and delivered by the Acquiring Corporation as contemplated hereby, have been duly authorized by all necessary corporate and other action of the Acquiring Corporation. This Agreement and all documents executed by the Acquiring Corporation pursuant hereto are valid and binding obligations of the Acquiring Corporation enforceable in accordance with their terms.

     9.3 Non-Contravention. The execution, delivery and performance by the Acquiring Corporation of this Agreement and each of the other agreements, documents and instruments to be executed and delivered by the Acquiring Corporation contemplated hereby, do not and will not: (a) violate, conflict with, or result in a default (whether after the giving of notice, lapse of time or both) or loss of benefit under, any contract or obligation to which the Acquiring Corporation is a party or by which any of its assets are bound, or any provision of the certificate of incorporation or bylaws of the Acquiring Corporation; (b) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Acquiring Corporation; (c) except as previously provided or received require the Acquiring Corporation to provide any notice to, make any declaration or filing with, or obtain the consent or approval of, any governmental authority or third party; or (d) accelerate any obligation under or give rise to a right of termination of or result in a loss of benefit under any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Acquiring Corporation is a party or by which the property


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


of the Acquiring Corporation is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Acquiring Corporation.

     9.4 Capitalization. Schedule XXXIV sets forth all of the issued and outstanding securities of the Acquiring Corporation as of the date of this Agreement.

     9.5 Ability to Close. The Acquiring Corporation has no reason to believe that the Acquiring Corporation will not be able to consummate the transactions contemplated herein on or about the Closing Date.

     9.6  Disclosure.
          -----------

          (a) The representations and warranties made or contained in this Agreement, the schedules and exhibits hereto and the certificates and statements executed or delivered in connection herewith, and the information concerning the business of the Acquiring Corporation delivered to the BSI Shareholders in connection with or pursuant to this Agreement when taken together, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or other material not misleading in light of the circumstances in which they were made or delivered.

          (b) The Acquiring Corporation have provided to, or made available for inspection and copying by, the BSI Shareholders and its counsel true, correct and complete copies of all documents referred to in this Section 9 or in Sections 1 or 2 or in the Schedules attached to this Agreement.

     9.7 Maintenance of the Plan and Employee Programs. The Acquiring Corporation shall sponsor and maintain all Employee Programs of the Companies listed on Schedule XX. The Acquiring Corporation will carry out any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly (including, without limitation, through any obligation of indemnification or contribution), in any taxes, penalties or other liability to the Companies, the Plan, any participant of the Plan, or any affiliate.

     9.8 Financial Statements. The financial statements or other accounting information of the Acquiring Corporation heretofore shown to the Trustees, dated June 30, 2006, and December 31, 2006, present fairly in all material respects, the results of operations of the Acquiring Corporation for the periods covered by such financial statements and such financial statements have not misstated or otherwise misrepresented the financial condition of the Acquiring Corporation.


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


     9.9 Absence of Certain Developments. Since the date of the financial statements or other accounting information referred to in section 9.8, the Acquiring Corporation have conducted its business only in the ordinary course consistent with past practice and there has not been any:

          (a) Change in the assets, liabilities, condition (financial or other), properties, business, operations or prospects of the Acquiring Corporation, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or could reasonably be expected to have a Material Adverse Effect;

          (b) Declaration, setting aside or payment of any dividend or other distribution (whether of cash, in kind or securities) with respect to, or any direct or indirect redemption, purchase or acquisition of, any of the capital stock of the Acquiring Corporation, or any issuance or sale by the Acquiring Corporation of any shares of its capital stock, including, without limitation, any in kind distribution of accounts receivable, inventory or other assets of the Acquiring Corporation;

          (c) Waiver or release of any right of the Acquiring Corporation or cancellation or discharge of any debt or claim held by the Acquiring Corporation, including any write-off or other compromise of any accounts receivable;

          (d) Loss, destruction or damage to any property which could have a Material Adverse Effect, whether or not covered by insurance;

          (e) Acquisition or disposition, or any agreement or other arrangement for the acquisition or disposition of, any assets or properties of the Acquiring Corporation;

          (f) Transaction or agreement involving the Acquiring Corporation and any officer, director, employee, or shareholder of the Acquiring Corporation, or any loans to any of the foregoing;

          (g) Increase, direct or indirect, or other change in the compensation paid or payable to any officer, director, employee, independent contractor or agent of the Acquiring Corporation or any establishment or creation of any employment, deferred compensation or severance agreement or employee benefit plan with respect to such Persons or the amendment to, or modification or termination of, any of the foregoing;

          (h) Change in the terms and conditions of the employment of the Acquiring Corporation's or the Acquiring Corporation's personnel or any labor dispute involving any matter;

          (i) Incurrence or refinancing of any Debt, mortgage, encumbrance or placement of any Lien on any properties or assets of the Acquiring Corporation, other than Liens for Taxes not yet due and payable;


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


          (j) Transaction not occurring in the ordinary course of business and consistent with past practices;

          (k) Change in accounting methods or practices, collection or credit policies, pricing policies, reserve policies, revenue recognition policies or payment policies;

          (l) Payment or discharge of a Lien or liability of the Acquiring Corporation which were not shown on the financial statements or other accounting information provided by the Acquiring Corporation as of the date thereof or incurred in the ordinary course of business thereafter;

          (m) Loss, or any known development that could reasonably be expected to result in a loss, of any significant supplier, customer or account of the Acquiring Corporation;

          (n) Entering into, amendment or termination of any material contract or agreement to which the Acquiring Corporation is a party or by which it is bound;

          (o) Amendment to the Articles of Incorporation or Bylaws of the Acquiring Corporation;

          (p) Incurrence of capital expenditures, other than in the ordinary course of business consistent with past practices;

          (q) Agreement or understanding, whether in writing or otherwise, by the Acquiring Corporation or any other Person that would result in any of the foregoing transactions or events or require the Acquiring Corporation to take any of the foregoing actions; or

          (r) The Directors and Officers of the Acquiring Corporation are not of any violation of the Securities Act of 1933, as amended, or of the Securities and Exchange Act of 1934, as amended, nor have they been notified of any claim of such a violation.

     9.10 Tax Matters. Except as reported in its financial statements, in its filings with the SEC, or as to matters having no material effect:

          (a) The Acquiring Corporation have timely and properly filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof (and all such tax returns are correct and complete in all material respects), and has paid or caused to be paid all Taxes, required to be paid by it through the date hereof whether disputed or not, except Taxes which have not yet become due. The provisions for Taxes in the financial statements or other accounting information provided by the Acquiring Corporation are sufficient as of its date for the payment of all accrued and


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


unpaid Taxes of any nature of the Acquiring Corporation, and any applicable Taxes owing by the Companies to any jurisdiction, whether or not assessed or disputed. All Taxes and other assessments and levies which the Acquiring Corporation were or are required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. The Acquiring Corporation has delivered to the BSI Shareholders correct and complete copies of all annual tax returns, examination reports, and statements of deficiencies filed by, assessed against, or agreed to by, the Acquiring Corporation to the extent hereunder requested by the Trustees. The Acquiring Corporation have not received notice of any audit or any proposed deficiencies from the Internal Revenue Service (the "IRS") or any other taxing authority. There are in effect no waivers of applicable statutes of limitations with respect to any Taxes owed by the Companies for any year. Neither the IRS nor any other taxing authority is now asserting or, to the knowledge of the Acquiring Corporation, threatening to assert against the Acquiring Corporation any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith in respect of the income or sales of the Acquiring Corporation.

     9.11 Litigation. Except as reported in its financial statements, in its filings with the SEC, or as to matters having no material effect. There is no litigation or governmental proceeding or investigation pending or, threatened against the Acquiring Corporation or affecting any of their properties or assets or against any officer, director or employee of the Acquiring Corporation in his or her capacity as an officer, director or employee of the Acquiring Corporation, nor has there occurred any event nor does there exist any condition on the basis of which any such litigation, proceeding or investigation might be properly instituted or commenced. There has been no litigation, claims, proceedings or known investigations involving any of Companies' officers, directors and shareholders in connection with the Business occurring or arising during the previous five (5) years.

     9.12 Investment Banking; Brokerage. There are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement payable by the Acquiring Corporation or based on any arrangement or agreement made by or on behalf of the Acquiring Corporation.

     9.13 Solvency. The Acquiring Corporation have not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy, suffered the filing of any involuntary petition by its creditors;
(c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

     9.14 Confidentiality of Information. The Acquiring Corporation and their agents and representatives shall keep confidential any information they may have or acquire concerning the business of the Companies and/or the BSI Shareholders during the pendency of the transaction to the Closing Date, or on the event of no Closing Date,


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


forever. In the event this transaction does not consummate, then the Acquiring Corporation and their agents and representatives shall return to the Companies and the BSI Shareholders all records, documents and other materials, if any, and all copies thereof, which have been provided by or are the property of the Companies and/or the BSI Shareholders or related to the internal business activities of the Companies and/or the BSI Shareholders, along with the certification by the CEOs of the Acquiring Corporation that all such documents have been returned to the Companies and BSI Shareholders.

     9.15 Representation by Counsel. The Acquiring Corporation have been represented by legal counsel in connection with the transactions contemplated hereby.

10.  COVENANTS OF THE TRUSTEES AND BSI.

     10.1 Making of Covenants and Agreements. The Trustees, the Plan and BSI (jointly and severally, individually and collectively) hereby covenant and agree as set forth in this Section 10.

     10.2 Notification of Certain Matters. Prior to the Closing, the Trustees, Plan and BSI (each, a "Notifying Party") shall give prompt notice to Acquiring Corporation of (a) the occurrence or non-occurrence of any event that causes or would be likely to cause any representation or warranty of the Notifying Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing, (b) the occurrence of any event which could have a material effect, either positive or negative, on the Companies' business, assets, financial condition or prospects, including, without limitation, the loss of customers or sales volume and (c) any material failure of the Notifying Party to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder. The Trustees and the Companies shall use their commercially reasonable efforts to prevent or promptly remedy any of the foregoing which could have an adverse effect on the Business.

     10.3 Consummation of Agreement. The Trustees and BSI shall use their respective commercially reasonable efforts to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled under this Agreement to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, the Trustees will obtain, prior to the Closing, all necessary authorizations or approvals.

     10.4 No Solicitation of Other Offers. Until this Agreement shall have been terminated, neither the Trustees nor the Companies shall, nor shall they permit any of its directors, officers, employees or agents to, directly or indirectly,
(i) take any action to solicit, initiate submission of or encourage, proposals or offers from any Person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a portion of the assets of, or any equity interest in, the Companies, any merger or business combination with the Companies or any public or private offering of interests in the Companies (an "Acquisition Proposal"), (ii) participate in any discussions or negotiations regarding an Acquisition Proposal with any Person or entity other than Acquiring


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


Corporation and its representatives, (iii) furnish any information or afford access to the properties, books or records of the Companies to any Person or entity that may consider making or has made an offer with respect to an Acquisition Proposal other than Acquiring Corporation and its representatives, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do any of the foregoing.

     10.5 General Cooperation. Upon request from the Acquiring Corporation, the Trustees and Plan will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and every further act, deed, conveyance, transfer and assurance necessary to better assure their compliance with the terms, provisions, purposes and intents of this Agreement and all other agreements, securities and instruments contemplated hereby and thereby, and the effectiveness of the rights, benefits and remedies provided for hereby and thereby.

     10.6 Non-Competition, Non-Disclosure and Nonsolicitation. The Trustees and the Companies hereby covenant and agree that neither the Companies nor the Trustees nor the Plan Participants will, directly or indirectly, disclose or furnish to any Person, other than the Acquiring Corporation, any proprietary information of, or confidential information concerning, the Acquiring Corporation, or the Companies; provided, however, that this covenant of non-disclosure shall not apply to information (i) which is, or at any time becomes available in the public domain (other than as a result of disclosure by the Companies, the ESOP Participants or any of their respective affiliates),
(ii) which has been lawfully acquired by the Companies or the ESOP from a third party not under a confidentiality obligation with respect to such information to the Acquiring Corporation, (iii) which is required to be disclosed by law or court or administrative court (provided that Companies and the Trustees give the Acquiring Corporation notice or such required disclosure and a reasonable opportunity to take steps to maintain the confidentiality thereof), and (iv) which the Acquiring Corporation expressly authorizes the Companies or the Trustees to disclose in writing prior to such disclosure. The Trustees and Plan hereby agree that this Section 10.6 is entered into in partial consideration of the Consideration, is necessary for the protection of the business of the Companies and Acquiring Corporation, and its direct or indirect subsidiaries and affiliates, including their goodwill, and is reasonable in geographic scope and duration in view of the relevant market for the Companies' products and services and that any breach hereof would result in continuing and irreparable harm to the Acquiring Corporation. Therefore, each of the Trustees and the Plan agree and consents that the Acquiring Corporation and its direct or indirect subsidiaries and affiliates shall be entitled to an injunction or any appropriate decree of specific performance for any actual or threatened violation or breach by any of the Companies the Trustees or the Plan Participants without the posting of any bond, and such other relief as may be just and proper, including the right to recover all losses or damages suffered by the Acquiring Corporation and its direct or indirect subsidiaries and affiliates resulting from any such breach or threatened breach. The Trustees further agree that, in such event, the Trustees shall reimburse the Acquiring Corporation and its affiliates their attorneys' fees and costs.


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


     10.7 Representation Disclaimer. The Trustees and Plan hereby agree that the Acquiring Corporation shall not be deemed to have made any representation or warranty other than those expressly made by Acquiring Corporation in this Agreement.

     10.8 Conduct of Business. The Trustees and Plan agree that from the date hereof through the Closing Date:

          (a) The Plan, to the extent it has the ability to control, shall cause the Companies and the Companies shall carry on its business prudently and diligently in the ordinary course and in the same manner as heretofore conducted by the Companies and in such manner so that each of the representations and warranties contained in this Agreement hereof shall continue to be true and correct on and as of the Closing Date as if again made by the Companies and Trustees on the Closing Date. Without limiting the foregoing, the Companies shall (i) maintain in full force and effect all insurance now carried by the Companies relating to its assets and its business, (ii) use its commercially reasonable best efforts to preserve the goodwill of the employees, customers, suppliers and others having business relations with the Companies, (iii) collect its accounts receivable in the ordinary course consistent with past practice (i.e., without accelerating collections), (iv) pay its accounts payable in the ordinary course consistent with past practice (i.e., without delaying payment),
(v) not declare dividends unless they are reflected in the balance sheet or included in the Tangible Net Worth calculation, (vi) not incur capital expenditures (other than in the ordinary course of business and consistent with past practice) without the Acquiring Corporation's prior written consent; (vii) not increase the level of annual compensation of any employee or other Person compensated by the Companies other than pursuant to annual performance reviews consistent with past practice, (viii) not borrow, repay or refinance any debt, under existing lines of credit or otherwise, except as reasonably necessary for the ordinary operation of the Companies' business in a manner, and in amounts, in keeping with historical practices, (ix) not change any of the accounting principles used by the Companies, (x) not enter into any material contract or agreement or any amendment to any material contract or agreement other than in the ordinary course of business consistent with past practice and (xi) otherwise take all action required to assure that the representations and warranties of the Companies and BSI Shareholders in this Agreement are true and correct in all respects as of the Closing.

          (b) Notwithstanding the foregoing, the Companies shall not be prohibited from (i) purchasing new inventory and equipment in the ordinary course of business and entering into financing arrangements for such purchases, in each case in accordance with past practice, (ii) entering into, terminating or amending equipment, leases in the ordinary course of business in accordance with past practice, (iii) maintain any retirement plan or ESOP currently in existence; and (iv) taking all actions necessary to consummate the transactions expressly contemplated by this Agreement; providing same are reflected on the books and financial records of the Companies.

          (c) The Trustees and the Plan, individually and collectively, will:
(a) not transfer, sell or assign


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


to any Person, or agree in any manner to transfer, sell or assign to any Person, pledge, encumber, deposit in a voting trust or grant a proxy with respect to any securities of the Companies presently or hereafter owned or controlled by him;
(b) not solicit or enter into any agreement or arrangement with any Person with respect to the transfer, sale or assignment of any securities of the Companies; and (c) other than with respect to transactions contemplated by this Agreement, vote the shares of capital stock of the Companies presently or hereafter owned or controlled by it against any merger, consolidation, sale of assets outside the ordinary course of business, reorganization, recapitalization, liquidation or winding up of the Companies at every meeting of shareholders called therefore and at every adjournment thereof (or withhold consent in writing to any such action proposed to be taken by written consent in lieu of a meeting).

     10.9 Liens and Pledges. The Trustees and the Plan agree that on or before the Closing Date all Liens on the Subject Assets will have been released, other than Permitted Liens or liens included in the Closing Debt.

     10.10 Access Pending Closing. The Companies and the Trustees shall, at all reasonable times prior to Closing, make the properties, books and records of the Companies available during normal business hours to the Acquiring Corporation, its attorneys, accountants, lenders, financial advisors and representatives (the "Representatives"), and the Companies shall use its best efforts to furnish or cause to be furnished to such Persons during such period all such information and data concerning the Companies as such Persons may reasonably request.

     10.11 Public Announcements. Prior to the Closing, Trustees, the Plan and the Plan Participants will not, without first obtaining the approval of Acquiring Corporation, make any public announcement, directly or indirectly, regarding the transactions contemplated by this Agreement, nor disclose the existence of this Agreement or the nature or status of the transactions contemplated by this Agreement to any Person (other than its own personnel and outside experts to the extent necessary to effect the transactions contemplated by this Agreement.

11.  COVENANTS OF THE ACQUIRING CORPORATION.

     11.1 Making of Covenants and Agreements. The Acquiring Corporation hereby covenant and agree as set forth in this Section 11.

     11.2 Notification of Certain Matters. Prior to the Closing, the Acquiring Corporation (each, a "Notifying Party") shall give prompt notice to the Trustees and the Companies of (a) the occurrence or non-occurrence of any event that causes or would be likely to cause any representation or warranty of the Notifying Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing, (b) the occurrence of any event which could have a material effect, either positive or negative, on the Acquiring Corporation's or Acquiring Corporation's business, assets, financial condition or prospects, including, without limitation, the loss of customers or sales volume and (c) any material failure of the Notifying Party to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder.


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The Acquiring Corporation shall use their commercially reasonable efforts to prevent or promptly remedy any of the foregoing which could have an adverse effect on the Business.

     11.3 General Cooperation.
          --------------------

     (a) Upon request from the Trustees or the Companies, the Acquiring Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and every further act, deed, conveyance, transfer and assurance necessary to better assure their compliance with the terms, provisions, purposes and intents of this Agreement and all other agreements, securities and instruments contemplated hereby and thereby, and the effectiveness of the rights, benefits and remedies provided for hereby and thereby.

     (b) Upon request from the Acquiring Corporation, the Trustees, Plan or the Companies will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and every further act, deed, conveyance, transfer and assurance necessary to better assure their compliance with the terms, provisions, purposes and intents of this Agreement and all other agreements, securities and instruments contemplated hereby and thereby, and the effectiveness of the rights, benefits and remedies provided for hereby and thereby.

     11.4 Consummation of Agreement. The Acquiring Corporation shall use its commercially reasonable efforts to perform and fulfill all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

     11.5 Commission Agreements. The Acquiring Corporation hereby specifically assumes the performance obligations of all of the sales commission agreements payable to any employee or former employee of the Companies ("Commissioned Employee"), including without limitation those persons listed on Schedule VII hereof. For each Commissioned Employee this obligation shall continue until a new commission agreement is entered into between the Acquiring Corporation and the Commissioned Employee or the employment of the Commissioned Employee is terminated, either voluntarily or involuntarily.

     11.6 Non-Competition, Non-Disclosure and Nonsolicitation. The Acquiring Corporation hereby covenants and agrees that in the event the transaction does not Close, the Acquiring Corporation will not, directly or indirectly, (a) disclose or furnish to any Person, other than the Companies, any proprietary information of, or confidential information concerning, the Companies; provided, however, that this covenant of non-disclosure shall not apply to information (i) which is, or at any time becomes available in the public domain (other than as a result of disclosure by the Acquiring Corporation or any of their respective affiliates), (ii) which has been lawfully acquired by the Acquiring Corporation from a third party not under a confidentiality obligation with respect to such information to the Companies, (iii) which is required to be disclosed by law or court or


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


administrative court (provided that Acquiring Corporation give the Companies notice of such required disclosure and a reasonable opportunity to take steps to maintain the confidentiality thereof), and (iv) which the Companies expressly authorize the Acquiring Corporation or Acquiring Corporation to disclose in writing prior to such disclosure; and (b) for three (3) years after the Closing Date (the "Restricted Period"), none of them shall, directly or indirectly, (i) hire, engage or attempt to hire or engage (whether on its or his own behalf or on the behalf of any third party) any officer or employee of the Companies or any of their direct and/or indirect subsidiaries and affiliates, or any former employee of the Companies and any of their direct and/or indirect subsidiaries and affiliates who was employed during the six (6) month period immediately preceding the date of solicitation, or encourage (whether on its or his own behalf or on the behalf of any third party) any such officer or employee to terminate his or her relationship or employment with the Companies or any of their direct or indirect subsidiaries and affiliates, (ii) solicit (whether on its or his own behalf or on the behalf of any third party) any client of the Companies or any of their direct or indirect subsidiaries and affiliates to provide goods or services in competition with the Companies or any of their direct or indirect subsidiaries and affiliates, encourage (whether on its or his own behalf or on the behalf of any third party) any customer to terminate its relationship with the Companies or any of their direct or indirect subsidiaries and affiliates, or divert to any Person any client or business opportunity of the Companies or any of their direct or indirect subsidiaries and affiliates. (For purposes of this Section 11.6 a Client is deemed to be (i) any customer location to whom the Companies provide security services on the date of execution of this Agreement or the day of Closing; and (ii) a Reserved Account.) The Acquiring Corporation hereby agrees that this Section 11.6 is entered into in partial consideration of the transaction, is necessary for the protection of the business of the Companies, and its direct or indirect subsidiaries and affiliates, including their goodwill, and is reasonable in geographic scope and duration in view of the relevant market for the Companies' products and services and that any breach hereof would result in continuing and irreparable harm to the Companies. Therefore, the Acquiring Corporation agrees and consents that the Companies and their direct or indirect subsidiaries and affiliates shall be entitled to any injunction or any appropriate decree of specific performance for any actual or threatened violation or breach by the Acquiring Corporation without the posting of any bond, and such other relief as may be just and proper, including the right to recover all losses or damages suffered by the Acquiring Corporation and its direct or indirect subsidiaries and affiliates resulting from any such breach or threatened breach. The Acquiring Corporation further agrees that, in such event, the Acquiring Corporation shall reimburse the Companies and their affiliates their attorneys' fees and costs.

     11.7 Representation Disclaimer. The Acquiring Corporation hereby agrees that the Company shall not be deemed to have made to the Acquiring Corporation any representation or warranty other than those expressly made by the Company, the Plan and/or the Trustees in this Agreement.

     11.8 Public Announcements. Prior to the Closing, the Acquiring Corporation will not, without first obtaining the approval of the Trustees and the Companies, make any public announcement, directly or indirectly, regarding the transactions contemplated


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by this Agreement, nor disclose the existence of this Agreement or the nature or status of the transactions contemplated by this Agreement to any Person (other than its own personnel and outside experts to the extent necessary to effect the transactions contemplated by this Agreement.

12.  CLOSING CONDITIONS OF THE ACQUIRING CORPORATION

     12.1 Conditions of Acquiring Corporation's Obligations at Closing. The Acquiring Corporation shall not be required to close the transactions under this Agreement, but may elect to do so, unless on or before the Closing, each of the following conditions has been fulfilled, or waived by the Acquiring Corporation (which waiver must be in writing to be deemed a waiver:

          (a) Representations and Warranties. The representations and warranties by the BSI Shareholders and the Company set forth in this Agreement that are qualified by reference to "material," "materially," "material adverse change," "material adverse effect," "Material Adverse Effect," or similar terms (collectively, "Materiality Qualifiers") shall be true in all respects when made and on and as of the Closing Date and all other representations and warranties made by the BSI Shareholders and the Companies set forth in this Agreement shall be true in all material respects when made and on and as of the Closing Date.

          (b) Performance. The Trustees, the Plan and the Companies shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by any of them on or before the Closing

          (c) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Acquiring Corporation's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          (d) No Violation or Injunction. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

          (e) Authorization. The Stockholders and Board of Directors of the Companies shall have duly adopted resolutions in the form reasonably satisfactory to the Acquiring Corporation and shall have taken all action necessary for the purpose of authorizing the Companies to consummate all of the transactions contemplated hereby.

          (f) Audited and Reviewed Financial Statements. The annual financial statements for the fiscal years ended June 30, 2006 and 2005 shall be audited, or be in the process of being audited, and, should the Acquiring Corporation pay the expense of preparing them, the financial statements for the quarterly periods ending March 31, 2007


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and ended December 31, 2006 and 2005 and March 31, 2006 shall be prepared in accordance with GAAP and shall be sufficient for inclusion in Acquiring Corporation's materials to be filed with the U.S. Securities and Exchange Commission in connection with the transaction described herein.

          (g) Merger Agreement. The Acquiring Corporation shall have received a Merger Agreement executed by all parties and the Companies, Hal Brown and Marc Brown, shall have performed each of their obligations thereunder to the reasonable satisfaction of the Acquiring Corporation and all representations and warranties shall be true and accurate as of the Closing.

     12.2 No Material Adverse Change. Since the date of this Agreement through and including the Closing Date, there shall have been no material adverse change in the Companies' condition (financial or otherwise), business, assets or prospects.

13.  CLOSING CONDITIONS TO THE OBLIGATIONS OF THE BSI SHAREHOLDERS.

     13.1 Conditions of Acquiring Corporation's Obligations at Closing. The Trustees and Plan shall not be required to close the transactions under this Agreement, but may elect to do so, unless on or before the Closing, each of the following conditions has been fulfilled, or waived by the Trustees (which waiver must be in writing to be deemed a waiver):

          (a) Representations and Warranties. The representations and warranties by the Acquiring Corporation set forth in this Agreement that are qualified by reference to "material," "materially," "material adverse change," "material adverse effect," "Material Adverse Effect," or similar terms shall be true in all respects when made and on and as of the Closing Date and all other representations and warranties made by the Acquiring Corporation set forth in this Agreement shall be true in all material respects when made and on and as of the Closing Date.

          (b) Performance. The Acquiring Corporation shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by any of them on or before the Closing.

          (c) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Plans' counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          (d) No Violation or Injunction. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.


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          (e) Authorization. The Stockholders and Board of Directors of the
Acquiring Corporation shall have duly adopted resolutions in the form reasonably satisfactory to the Trustees and shall have taken all action necessary for the purpose of authorizing the Acquiring Corporation to consummate all of the transactions contemplated hereby.

     13.2 No Material Adverse Change. Since the date of this Agreement through and including the Closing Date, there shall have been no material adverse change in the Acquiring Corporation's and the Acquiring Corporation's condition (financial or otherwise), business, assets or prospects.

     13.3 Transfer of Compensation. The Acquiring Corporation shall have deposited with the Escrow Agent all amounts of the Compensation due under this Agreement, on the Closing Date.

14.  TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.

     14.1 Termination. At any time prior to the Closing, this Agreement may be terminated as follows:

          (a) Termination by Lapse of Time. This Agreement shall terminate at 5:00 p.m., San Diego time, on April 2, 2007 (the "Termination Date"), if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of each of the parties hereto.

          (b) Termination by Agreement of the Parties. This Agreement may be terminated by the mutual written agreement of the parties hereto.

          (c) Termination by Acquiring Corporation upon Failure to Deliver an Acceptable Tangible Net Worth Certificate. The Acquiring Corporation may terminate this Agreement upon the failure of the Trustees to deliver a reasonably accurate Tangible Net Worth Certificate in accordance with Section 3.3.

          (d) Termination by Reason of Breach.
              (i) This Agreement may be terminated by the Trustees, or any one of them, if, at the Closing or any time prior to the Closing, there shall occur a material breach of any of the representations, warranties or covenants of the Acquiring Corporation or of the Acquiring Corporation or the failure by the Acquiring Corporation to perform any condition or obligation hereunder and such breach or failure to perform could not be cured prior to the Termination Date.
              (ii) This Agreement may be terminated by the Acquiring Corporation if at the Closing or any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Trustees, the Plan or the Companies or the failure of the


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


          Trustees, Plan or Plan Participants to perform any condition or obligation hereunder and such breach or failure to perform could not be cured prior to the Termination Date.

          (e) Termination by Reason of Failure of Condition. This Agreement may be terminated if the parties agree that any condition set forth in Section 12 or
Section 13 shall have become incapable of fulfillment on or before the Termination Date; provided, however, that no party shall be entitled to terminate this Agreement if a breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement is causing the failure to satisfy a condition set forth in Section 12 or Section 13, as applicable.

          (f) Effect of Termination. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 14; provided, however, that
(i) the provisions of this Section 14 and Sections 9.14 and 11.6 hereof shall survive any termination of this Agreement and (ii) nothing herein shall relieve any party from any liability for an error or omission in any of its representations or warranties contained herein or a failure to comply with any of its covenants, conditions or agreements contained herein.

          (g) Notice of Termination. Any party electing to terminate this Agreement pursuant to this Section 14 shall provide notice of its intent to do so to each party to this Agreement in accordance with Section 16.6 of this Agreement.

15.  SURVIVAL; INDEMNIFICATION.

     15.1 Survival of Representations; Warranties and Covenants. All covenants, agreements, representations and warranties of the Trustees, Plan, Plan Participants, the Companies, or the Acquiring Corporation made herein and in the certificates, exhibits and schedules delivered or furnished to the any other party in connection herewith are material, shall be deemed to have been relied upon by the party or parties to whom they are made and shall survive the Closing regardless of any investigation on the part of such party or its representatives.

     15.2 Indemnification.
          ----------------

          (a) The Trustees and the Plan, jointly and severally, agree to defend, indemnify and hold the Acquiring Corporation, the Acquiring Corporation and their stockholders, directors, and officers, employees and agents each of the foregoing and each Person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, (parties receiving the benefit of the indemnification agreement under this Section 15.2(a) shall be referred to collectively as "Acquiring Corporation Indemnified Parties" and individually as a "Acquiring Corporation Indemnified Party") harmless from and against any and all claims, damages, liabilities, losses, diminution in value, Taxes, fines, penalties, costs, and expenses (including without limitation, reasonable fees of counsel), as the same are


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incurred, of any kind or nature whatsoever (collectively "Losses") (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any Acquiring Corporation Indemnified Party to the extent, based upon, arising out of, by reason of or otherwise in respect of or in connection with:
              (i) Any material inaccuracy in or breach of any representation or warranty made by the Trustees, Plan or the Companies in this Agreement, or in any schedule, exhibit, certificate or other document delivered by or on their behalf as part of or pursuant to this Agreement, or any claim, action or proceeding asserted or instituted or arising out of any matter or thing covered by such representations or warranties;
              (ii) Any breach of any obligation, agreement or covenant, made by the Trustees or the Plan or the Companies in this Agreement, or in any schedule, exhibit, certificate or other document delivered by or on behalf of the Acquiring Corporation as part of or pursuant to this Agreement, or any claim, action or proceeding asserted or instituted or arising out of any matter or thing covered by such obligation, agreement or covenant;
              (iii) Any fraud, or intentional misrepresentation or deliberate or willful breach by Trustees, Plan or Plan Participants or the Companies with respect to any representation, warranty or covenant made by the BSI Shareholders or the Companies in this Agreement or in any schedule, exhibit, certificate or other document delivered under or in connection with this Agreement;
(Any claim for Losses made by the Acquiring Corporation pursuant to this Section 15.2(a) is hereinafter referred to as a "Acquiring Corporation Indemnity Claim," and collectively, "Acquiring Corporation Indemnity Claims").
              (iv) Any undisclosed liabilities of any of the Companies, the Trustees, the Plan, the Plan Participants or the ESOP whether or not known to any or all of them.


          (b) The Acquiring Corporation agrees to defend, indemnify and hold the Trustees, the Plan and the Companies and their stockholders, directors, and officers, employees and agents each of the foregoing and each Person who controls any of them within the meaning of Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended, (parties receiving the benefit of the indemnification agreement under this Section 15.2(b) shall be referred to collectively as "Plan Indemnified Parties" and individually as a "Plan Indemnified Party") harmless from and against any and all Losses (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any Plan Indemnified Party to the extent arising out of, by reason of or otherwise in respect of or in connection with:
              (i) Any material inaccuracy in or breach of any representation or warranty made by the Acquiring Corporation in this Agreement, or in any schedule, exhibit, certificate or other document delivered by or on their behalf as part of or pursuant to this Agreement, or any claim, action


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


          or proceeding asserted or instituted or arising out of any matter or thing covered by such representations or warranties;
               (ii) Any breach of any obligation, agreement or covenant, made by the Acquiring Corporation in this Agreement, or in any schedule, exhibit, certificate or other document delivered by or on behalf of the Acquiring Corporation as part of or pursuant to this Agreement, or any claim, action or proceeding asserted or instituted or arising out of any matter or thing covered by such obligation, agreement or covenant;
               (iii) Any fraud, or intentional misrepresentation or deliberate or willful breach by the Acquiring Corporation with respect to any representation, warranty or covenant made by the Acquiring Corporation in this Agreement or in any schedule, exhibit, certificate or other document delivered under or in connection with this Agreement;

     15.3 Notice; Payment of Losses; Defense of Claims. For purposes of this
Section 15.3 the term "Indemnifying Party" shall include the Acquiring Corporation Trustees and the Plan, as applicable, and the term "Indemnified Party" shall include an Acquiring Corporation Indemnified Party or a BSI Indemnified Party, as applicable, with respect to matters arising under Section 15.2.

          (a) An Indemnified Party shall give written notice to the appropriate Indemnifying Party promptly, and in any event not later than sixty (60) days after assertion of any written claim by any third party, specifying in reasonable detail the amount, nature and source of the claim, and including therewith copies of any notices or other documents received from third parties with respect to such claim; provided, however, that failure to give such notice shall not limit the right of an Indemnified Party to recover indemnity or reimbursement except to the extent that the Indemnifying Party suffers any material damages as a result of such failure. The Indemnified Party shall also provide the Indemnifying Party with such further information concerning any such claims as the Indemnifying Party may reasonably request by written notice.

          (b) Within thirty (30) days after receiving notice of a claim for indemnification or reimbursement, the Indemnifying Party shall, by written notice to the Indemnified Party, either (i) concede or deny liability for the claim in whole or in part, or (ii) in the case of a claim asserted by a third party, advise that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved. If the Indemnifying Party concedes liability in whole, the Indemnifying Party shall pay the amount of such claim to the Indemnified Party. Any such payment shall be made in immediately available funds equal to the amount of such claim so payable. If the Indemnifying Party denies liability in whole or in part or advises that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved, then the Indemnifying Party shall make no payment until a final resolution of the matter is obtained in accordance with this Agreement.

          (c) In the case of any third party claim, if within twenty (20) days after receiving the notice described in the preceding paragraph (a) the Indemnifying Party (i)


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gives written notice to the Indemnified Party stating that it would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were valid and that it disputes and intends to defend against such claim, liability or expense at its own cost and expense and (ii) provide reasonable assurance and security to such Indemnified Party that such indemnification will be paid fully and promptly if required and such Indemnified Party will not incur cost or expense during the proceeding, then counsel for the defense shall be selected by the Indemnifying Party (subject to the consent of all Indemnified Parties which consent shall not be unreasonably withheld) and all Indemnified Parties shall not be required to make any payment with respect to such claim, liability or expense as long as the Indemnifying Party or Parties are conducting a good faith and diligent defense at their own expense; provided, however, that the assumption of defense of any such matters by the Indemnifying Party or Parties shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. If the Indemnifying Party or Parties assume such defense in accordance with the preceding sentence, they shall have the right, with the consent of such Indemnified Party or Parties, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the Indemnifying Party or Parties' obligation to indemnify such Indemnified Party or Parties therefore will be fully satisfied by payment of money by the Indemnifying Party and the settlement includes a complete release of such Indemnified Party or Parties. The Indemnifying Party or Parties shall keep such Indemnified Party or Parties apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish such Indemnified Party or Parties with all documents and information that such Indemnified Party or Parties shall reasonably request and shall consult with such Indemnified Party or Parties prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, such Indemnified Party or Parties shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Indemnifying Party or Parties and the Indemnified Party or Parties and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the reasonable expense of separate counsel for such Indemnified Party or Parties shall be paid by the Indemnifying Party or Parties. If no such notice of intent to dispute and defend is given by the Indemnifying Party or Parties, or if such diligent good faith defense is not being or ceases to be conducted, such Indemnified Party or Parties shall, at the expense of the Indemnifying Party or Parties, undertake the defense of (with counsel selected by such Indemnified Party or Parties), and shall have the right to compromise or settle, such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the Indemnifying Party or Parties, then such Indemnified Party or Parties shall make available all information and assistance that the Indemnifying Party or Parties may reasonably request and shall cooperate with the Indemnifying Party or Parties in such defense.

          (d) An Indemnifying Party shall not be responsible for paying Losses to an Indemnified Party unless the aggregate of the Losses payable from the


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


Indemnifying Party to the Indemnified Party shall be greater than Ten Thousand Dollars ($10,000).

     15.4 Characterization of Indemnity Payments. Any indemnification payments made pursuant to this Agreement shall be considered, to the extent permissible under applicable law, as adjustments to the Compensation for all Tax purposes.

16.  GENERAL.

     16.1 Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision. No amendment to this Agreement may be made without the written consent of the Trustees and the Acquiring Corporation.

     16.2 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of New York, except as they may be preempted by the Employee Retirement Income Security Act of 1974, as amended ("ERISA") without giving effect to conflict of laws principles thereof.

     16.3 Section Headings; Gender and Terms. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

     16.4 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

     16.5 Fees and Expenses. Except for the cost of the audits described in section 15.1(h), each of the Acquiring Corporation, the Acquiring Corporation, the Companies and the BSI Shareholders will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement and the agreements entered into in connection herewith.

     16.6 Notices and Demands. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to:


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          (b) If to the Plan, c/o Marc Brown at 3910 Gresham Street, Suite No.
3, San Diego, CA 92109 and Hal Brown at 5021 Via Cinta, San Diego, CA 92122, or at such other address designated by the Company to the Acquiring Corporation and the other parties hereto in writing (with a copy to Marc Schechter, Esq.; Butterfield Schechter LLP; 10616 Scripps Summit Court; Suite 200; San Diego, CA 92131); and,

          (c) If to the Acquiring Corporation, President, Command Security Corporation, 1133 Route 55, Suite D, P.O. Box 340, Lagrangeville, NY 12540 or at such other address designated by the Acquiring Corporation to the Company and the Trustees in writing (with a copy to Clifford J. Ingber, Esq., c/o The Ingber Law Firm, PLLC, 6 Stallion Trail, Greenwich, CT 06831).

     16.7 Dispute Resolution.
          -------------------

          (a) Except for all disputes, claims or controversies arising under Sections 9.14 and 11.6, which shall be resolved pursuant to subsection (e) below, all disputes, claims, or controversies arising out of or relating to this Agreement or the negotiation, validity or performance hereof that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before the Judicial Arbitration and Mediation Service ("JAMS") or its successor. The arbitration shall be held in New York County, New York before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by JAMS unless specifically modified herein.

          (b) The parties covenant and agree that the arbitration shall commence within thirty (30) days of the date on which a written demand for arbitration is filed by any party hereto.

          (c) Each party shall be allowed the full discovery provided in the New York Civil Practice Law and Rules for matters in litigation. In connection with the arbitration proceeding, the arbitrator shall have the power to order discovery. In connection with any arbitration, each party shall provide to the other, no later than twenty (20) business days before the date of the arbitration, the identity of all Persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party's witness or expert. The arbitrator's decision and award shall be made and delivered within one hundred eighty (180) days of the selection of the arbitrator. The arbitrator's decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

          (d) The parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided herein. The arbitrator may in his or her discretion assess costs and expenses


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


(including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys' fees, incurred by the other party in enforcing the award. Except as provided in subsection (e) below, this Section 16.7 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm. The provisions of this Section 16.7 shall be enforceable in any court of competent jurisdiction.

          (e) All disputes, claims or controversies arising under Sections 9.14 and 11.6, including any application for equitable relief, shall be brought in the federal or state courts sitting in the State of New York, County of New York (the "Courts"). In the event any party applies to seal any papers produced or filed in any judicial proceedings to preserve confidentiality, each other party specifically agrees not to oppose such application.

     16.8 Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of JAMS to resolve all disputes, claims or controversies arising out of or relating to this Agreement or the negotiation, validity or performance hereof and further consents to the jurisdiction of the courts of New York for the purposes of enforcing the arbitration provisions of Section 16.7 of this Agreement and the Courts for purposes of resolving all disputes, claims or controversies arising under Sections 9.14 and 11.6 as provided under Section 16.7(e) above. Each party further irrevocably waives any objection to proceeding before JAMS and the Courts, as applicable, based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before JAMS or the Courts, as applicable, has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail are made for the express benefit of the other parties hereto.

     16.9 Remedies; Severability. Notwithstanding Section 16.7, it is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision (or part thereof) of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision (or part thereof) shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.


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     16.10 Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     16.11 Assignability; Binding Agreement. This Agreement may not be assigned by any party hereto without the prior written consent of each other party hereto; provided, however, that the Acquiring Corporation may assign its rights under this Agreement to its lenders as security for its obligations under any debt and the BSI Shareholders may assign their rights to any related party, including without limitation family members and trusts in which the BSI Shareholder or a member of his family is a beneficiary, without the consent of any other party hereto. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns, and no others. Notwithstanding the foregoing, nothing in this Agreement is intended to give any Person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein.

17.  CERTAIN DEFINITIONS.

     For purposes of this Agreement, the term:

          (a) "affiliate" of a Person shall mean (i) with respect to an individual, any member of such Person's family; (ii) with respect to an entity, any officer, director, stockholder, partner, member or employee of such entity; and (iii) with respect to an individual or entity, any Person which directly or indirectly controls, is controlled by, or is under common control with such Person.

          (b) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (c) "ERISA" means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended.

          (d) "Knowledge" means knowledge, after due inquiry, of a fact or circumstance or an awareness of a reasonable probability of such fact's or circumstance's existence or future occurrence; provided, however, that such knowledge or awareness shall be inferred from evidence of a conscious disregard or avoidance of the facts and circumstances and "Company's Knowledge" shall mean to the Knowledge of the Trustees, the Company's president and/or any other executive officer or member of the board of directors of Company.


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          (e) "Person" means an individual, corporation, partnership, association, firm, trust or any unincorporated organization;

          (f) "Subsidiary" means any corporation more than fifty (50%) percent of whose outstanding voting securities, or any partnership, limited liability company joint venture or other entity more than fifty percent (50%) of whose total equity interest is directly or indirectly owned by such Person.

                            [SIGNATURE PAGE FOLLOWS]


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


     IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

BROWN SECURITY INDUSTRIES, INC.



By: ____________________________
         Marc Brown, President

PLAN:


By: ____________________________
         Marc Brown, Trustee


By: ____________________________
         Hal Brown, Trustee

ACQUIRING CORPORATION:
COMMAND SECURITY CORPORATION


By: _________________________________
         Barry Regenstein, President




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


                                   Schedule I
                                   ----------
                          (Paragraphs 1.1, 2.2 and 7.3)

                      Shareholders of Brown Security, Inc.


Shares Outstanding:

Owner
-----

                                    Percentage of Shares        Number of Shares
                                    --------------------        ----------------

Hal Brown, a married man                     39%                    3,900,000

Marc W. Brown, a married man,
as his sole and separate property            31%                    3,100,000

Rogers and Strategic ESOP                    30%                    3,000,000
                                             ---                   ----------

TOTAL of shares outstanding:                 100%                  10,000,000
                                             ====                  ==========




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


                                   Schedule II
                                   -----------
                               (Paragraph 1.2(a))

                                 Excluded Assets

               (assets to be transferred to the BSI shareholders)

1. All refunds or dividends that are received by or for BSI, RPP or SSS from or relating to workers' compensation insurance ("w/c Insurance"),including without limitation from the California State Compensation Insurance Fund. Any such refunds or dividends received after the Closing shall, immediately upon receipt, be paid in full to the BSI shareholders in immediately available funds. Any additional premiums or charges for w/c Insurance coverage or losses prior to the Closing shall be borne by the BSI Shareholders and the Acquiring Corporation may offset any monies due to BSI Shareholders under this Schedule or otherwise.

2. Any assets that have been sold or transferred to the BSI Shareholders prior to the Closing Date and are not included in the Tangible Net Worth Certificate.

3. Any dividends that have been paid to the BSI Shareholders prior to the Closing Date and are not included in the Tangible Net Worth Certificate.

4. The following personal effects of Marc Brown and Hal Brown: Canon ESO Digital Camera; IBM Thinkpad.




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


                                  Schedule III
                                  ------------
                               (Paragraph 1.2(b))

                                Retained Business

          (Contracts, Agreements, Business, etc. not being transferred)




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


                                   Schedule IV
                                   -----------
                              (Paragraph 2.2(a)(i))

                            BSI Shareholder Accounts

                  (for the transfer of the Cash Consideration)

Shareholders      Bank Name              Account Number      Routing Information
------------      ---------              --------------      -------------------

Hal Brown         US Bank                1-534-5107-3297     122235821

Marc Brown        Bank of America        01872-06820         122000661

ESOP              US Bank                1-638-0059-6278     122235821




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


                                   Schedule V
                                   ----------
                                 (Paragraph 3.1)

                Companies' Debt as of the date of this Agreement

1. Guaranties by Hal Brown and Marc Brown of the Companies Performance Bonds for the City of San Diego.
2.   U.S. Bank - credit line up to $500,000.00
3.   US Bank - Equipment loans (Approx. Balance $12,000)
4. David Tyrrell - Former Executive (Commission on AMD/Spansion @1% through 12/31/07)
5.   AMD General (Prepaid Equipment and Bonuses)
6.   Spansion General (Prepaid Equipment and Bonuses)
7.   Novellus General (Prepaid Equipment and Bonuses)
8.   Palm General (Prepaid Equipment and Bonuses)
9.   Uniform Deposits
10.  US Bank Credit Cards
11.  Accounts Payable
12.  Notes to Shareholders



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


                                   Schedule VI
                                   -----------
                               (Paragraph 4.2(a))


                    Companies' Permanent (Original) Accounts

See attached Hourly Billing Comparison Report

Additionally, the Companies expect to add one or more Permanent Accounts prior to Closing






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


                                  Schedule VII
                                  ------------
                            (Paragraph 4.2(b) (viii))

                                  Key Employees



            Hal Brown             Key Executive
            Marc Brown            Key Executive
            Larry Reid            Key Executive
            John Farmer           SD GM
            Joanna Reid           HR Director
            Spike Speicher        Sales and Marketing
            Mike Fitzgibbons      Sales and Marketing



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


                                  Schedule VIII
                                  -------------
                               (Paragraph 4.2(e))

                                Reserved Accounts

KLA
Cox Cable
Cubic Defense
San Diego Museum of Art
AMD (Texas and New York)
Spansion (Texas)
Union Tribune
Lam Research
SONY
NEC
Santaluz Home Owner's Assoc.
Juniper Networks
Novellus (Oregon)




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


                                   Schedule IX
                                   -----------
                                 (Paragraph 7.4)

                                  Subsidiaries

1.   Brown Securities Industries has the following subsidiaries:

     (a)  Rodgers Police Patrol, Inc., a California corporation; and

     (b)  Strategic Security Services, Inc., a California corporation






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


                                   Schedule X
                                   ----------
                                 (Paragraph 7.5)

            Notes regarding the Preparation of Accounting Statements

See the financial statements dated:




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


                                   Schedule XI
                                   -----------
                                 (Paragraph 7.6)

                          Liabilities of the Companies






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


                                  Schedule XII
                                  ------------
                                 (Paragraph 7.7)

     Developments in the business of the Companies since Base Balance Sheet.

No material changes in the business of the Companies since the date of execution of Merger Agreement.






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


                                  Schedule XIII
                                  -------------
                                 (Paragraph 7.8)

                     Accounts receivable or loans receivable
                    from any affiliate of the Companies, the
                   ESOP, any director, officer, shareholder or
                   employee of the Companies or any affiliate
                                    thereof.


Employee Advances:



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


                                  Schedule XIV
                                  ------------
                               (Paragraph 7.8(b))

                    Accounts payable or loans payable to any
                   affiliate of the Companies, the ESOP, any
                 director, officer, shareholder or employee of
                    the Companies or any affiliate thereof.

Accrued ESOP contribution.


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


                                   Schedule XV
                                   -----------
                                 (Paragraph 7.9)

                                  Real Property

A.   Owned Real Property:   None

B.   Leased Real Property:  3180 University Avenue, Suite 110
                            San Diego, CA 92104

C.   Leased Real Property   48521 Warm Springs Blvd, Ste. 302
                            Fremont, California





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


                                  Schedule XVI
                                  ------------
                                 (Paragraph 7.9)

                                 Permitted Liens

1.   Liens of U.S. Bank - UCC-1
2.   U.S. Bankcorp
3.   Toshiba
4.   Enterprise Auto Leasing
5.   Lincoln Bonding Company (for performance bond)



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


                                  Schedule XVII
                                  -------------
                                (Paragraph 7.11)

                       Certain Contracts and Arrangements

          Two of the Companies' salesmen, John Speicher and Mike Fitzgibbons had non-competition and/or non-solicitation agreements with their former employers. The Companies may be doing business with, or bidding on contracts with, customers of their former employers.

          See Tyrrell Contract attached.



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


                                 Schedule XVIII
                                 --------------
                                (Paragraph 7.12)

                          Patents, Marks and Copyrights

1. Owned by the Companies - Strategic Security - Service Mark - State of California

2. Licensed from the California Department of Consumer Affairs, Bureau of Private Patrol Operations.





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


                                  Schedule XIX
                                  ------------
                                (Paragraph 7.13)

             Litigation, Claims, Proceedings or Known Investigations






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


Schedule XX
-----------
                                (Paragraph 7.14)

                                Employee Programs

1.   The Plan (ESOP)
2.   401(k) plan
3.   125 plan (cafeteria plan)
4.   Medical Insurance
5.   Group Term Life Insurance
6.   Bonus program for certain employees under contract



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


                                  Schedule XXI
                                  ------------
                                (Paragraph 7.15)

                         Employment Claims and Disputes

1. California Department of Labor - Employee complaint from Jock Rodriguez and Zeke Dahl for overtime, meal and rest period violations (filed 2/21/07)





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


                                  Schedule XXII
                                  -------------
                                (Paragraph 7.15)

                   Notice of Key Employees Intention to Leave


Hal Brown




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


                                 Schedule XXIII
                                 --------------
                                (Paragraph 7.16)

            Company Personnel earning in excess of $40,000 per annum

          Employee                                         Compensation
          --------                                         ------------
          Marc Brown                      $156,000 plus $75,000 bonuses
          Hal Brown                                          150,000.00
          Larry Reid                                         100,000.00
          Meagher, Caanan                                     94,515.20
          Ramirez, Wilfredo                                   85,009.60
          John Farmer                   $52,000 plus $30,000 in bonuses
          Rowe, William                                       75,004.80
          Speicher, John                                      75,000.12
          Spike Speicher                                      75,000.00
          Pate, Angela                                        70,907.20
          Speidel, Bryan                                      67,080.00
          Joanna Rangel                                       60,000.00
          Jackson, Anthony                                    59,051.20
          Chance, Lee                                         57,200.00
          Rita Espiallat                                      55,000.00
          Gunderson, Kevin                                    54,080.00
          Pham, Minh                                          54,080.00
          Reid, Joanna                                        52,000.00
          Reid, Lawrence                                      52,000.00
          Mahan, Dennis                                       49,920.00
          Viduya, Marcus                                      49,920.00
          Barba, Mark                                         49,753.60
          Jacome, Carrie                                      48,880.00
          Martinez, Adriana                                   47,840.00
          Pedroza, Maria                                      47,840.00
          Upson, Robert                                       47,840.00
          White, Joann                                        47,736.00
          Amodeo, Carl                                        47,450.00
          Sanchez, Judith                                     45,760.00
          Gutierrez, Michael                                  45,427.20
          Enrique Deluna                                      45,000.00
          Exley, Jennifer                                     44,720.00
          Lentz, Quiamco                                      43,992.00
          Caldwell, Marie                                     43,700.80
          Packham, Debbie                                     43,680.00
          Huynh, Sean                                         43,347.20
          Witt, Paul                                          42,172.00
          Doug Vincent                                        42,000.00
          Coronado, Steven                                    41,600.00
          Dix II, Willard                                     41,600.00
          Norden, Stephen                                     41,600.00
          Vincent, Douglas                                    41,600.00
          Mitzi Schillinger                                   40,000.00


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


                                  Schedule XXIV
                                  -------------

                     Top Ten (10) Suppliers of the Companies



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


                                  Schedule XXV
                                  ------------
                                (Paragraph 7.19)

                               Permits and Filings

Licenses from Dept of Consumer Affairs, Bureau of Private Patrol Operators.



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


                                  Schedule XXVI
                                  -------------
                                (Paragraph 7.20)

                              Brokerage Commissions

David Heller & Company, LLC



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


                                 Schedule XXVII
                                 --------------
                                (Paragraph 7.22)

                     Transactions between the Companies and
                    their Officers, Directors, Shareholders
                                  or Affiliates

Hal Brown      -       None

Marc Brown   -         None



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


                                 Schedule XXVIII
                                 ---------------
                                (Paragraph 7.23)

                      Customers providing 5% or more of the
                      Aggregate Revenues of the Companies

AMD
Spansion
City of San Diego




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


                                  Schedule XXIX
                                  -------------
                                (Paragraph 7.24)

                                Banking Relations

U.S. Bank
4180 LaJolla Village Drive
Suite 570
LaJolla, CA 92037

Attention:  Henry Halleland
            (858) 597-7098



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


                                  Schedule XXX
                                  ------------
                                 (Paragraph 8.1)

                             ESOP Required Consents

The ESOP Trustees will require the consent and directive of the ESOP's Administrative Committee to enter into this Agreement. Such consent and directive has been obtained.


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


                                  Schedule XXXI
                                  -------------
                                 (Paragraph 8.2)

                                   ESOP Stock


30% of the outstanding shares of BSI or 3,000,000 out of 10,000,000.


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


                                 Schedule XXXII
                                 --------------
                                 (Paragraph 8.4)

                                   ESOP Loans

None.



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


                                 Schedule XXXIII
                                 ---------------
                                 (Paragraph 8.5)

                                  ESOP Filings

Annual Return Form 5500 and applicable schedules and audit reports from inception of Plan through the Plan Year ending June 30, 2005.




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


                                 Schedule XXXIV
                                 --------------
                                 (Paragraph 9.4)

                     Securities of the Acquiring Corporation

Surviving:







Parent:






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


                                  Schedule XXXV
                                  -------------
                          (referred to in section 7.1)

                    Jurisdictions in which the Companies are
                     qualified to do business as a foreign
                                   corporation


Texas




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


                                 Schedule XXXVI
                                 --------------
                          (referred to in section 7.2)

                                Required Consents

    Licenses from Dept of Consumer Affairs, Division of Securities Companies






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